STOCK APPRECIATION RIGHT AGREEMENT
THIS STOCK APPRECIATION RIGHT AGREEMENT (this "Agreement") is made and entered into effective [Grant Date:Month DD, YYYY] (the “Date of Grant”) by and between InnerWorkings, Inc., a Delaware corporation (the "Company"), and [Participant Name:First Name Last Name] (the "Participant").
RECITALS
WHEREAS, the Participant has been designated by the Compensation Committee of the Board of Directors of the Company (the "Committee") to participate in the InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended (the "Plan") (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan).
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Participant agree as follows:
AGREEMENT
1. Grant.  The Company hereby grants to the Participant [Granted:SARs Granted] Stock Appreciation Rights (the "SARs") with respect to an equal number of Shares, at a Grant Price per SAR set forth below.  Each SAR entitles the Participant to receive, upon exercise thereof, a cash payment in the amount determined pursuant to Section 6 below. The SARs are granted as of the Date of Grant and are subject to all of the terms and conditions set forth herein and to all of the terms and the conditions of the Plan, which is incorporated by reference herein.  In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern.
2. Grant Price.  The grant price per Share subject to the SARs shall be [Price:SAR Award Price], which is not less than the Fair Market Value of a Share on the Date of Grant (the “Grant Price”).
3. Term of SARs.  The SARs may, subject to the vesting and termination provisions of Sections 4 and 5 below, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on the tenth anniversary of the Date of Grant (the "SAR Term").  At the end of the SAR Term, the SARs shall terminate, unless sooner terminated pursuant to Section 5 below.
4. Vesting.  The SARs shall be exercisable only to the extent that the SARs have vested.
(a)     The SARs shall vest and become exercisable pursuant to the following schedule (provided the Participant has remained continuously in Service as of each applicable vesting date):
(i) one-quarter (1/4) of the SARs shall vest and become exercisable on the first anniversary of the Date of Grant;
(ii) an additional one-quarter (1/4) of the SARs shall vest and become exercisable on the second anniversary of the Date of Grant;
(iii) an additional one-quarter (1/4) of the SARs shall vest and become exercisable on the third anniversary of the Date of Grant; and
(iv) the final one-quarter (1/4) of the SARs shall vest and become exercisable on the fourth anniversary of the Date of Grant.
(b)     Notwithstanding anything herein to the contrary, in the event of a Change in Control, the SARs will be subject to Section 3.4 of the Plan.
5. Termination of Employment.  In the event the Participant experiences a termination of Service, the SARs shall terminate in accordance with the following:
(a) In the event the Participant’s Service is terminated by the Company for any reason other than Cause, Disability, or death, or by the Participant for "Good Reason" (if and to the extent such term is defined in a written employment or other written agreement between the Participant and the Company), SARs that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the earlier of (i) the expiration of the SAR Term or (ii) one year from the date of such termination of Service.  SARs that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.

(b) In the event the Participant terminates Service on account of the Disability or death of the Participant, SARs that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the expiration of the SAR Term.  SARs that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.
(c) In the event the Participant’s Service is terminated for Cause, all outstanding SARs granted to such Participant, whether or not then vested and exercisable, shall expire as of the commencement of business on the date of such termination of Service.
(d) In the event the Participant terminates Service for any reason other than those described in subsections (a), (b) and (c) of this Section 5, SARs that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the earlier of (i) the expiration of the SAR Term or (ii) thirty (30) days from the date of such termination of Service.  SARs that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.
6. Exercise of SARs.
(a) In order to exercise the SARs, the Participant shall submit to the Secretary of the Company an instrument in writing, in a form (which may be electronic) approved by the Company, specifying the number of Shares in respect of which the SARs are being exercised. The Participant may exercise the SARs for less than the full number of Shares with respect to which the SARs are vested at any point in time; provided, however, that no partial exercise of the SARs may be with respect to any fractional Shares. Such exercise shall be effective upon receipt by the Company of such notice of exercise (the “Exercise Date”).
(b) The amount delivered to the Participant upon exercise of the SARs will be equal to the product of (i) the excess, if any, of the Fair Market Value of a Share on the Exercise Date over the Grant Price, multiplied by (ii) a number of Shares represented by the number of SARs being exercised; provided, that the amount delivered to the Participant shall be subject to withholding as described in Section 7. Any amount due to the Participant upon exercise of the SARs will be paid in cash. Subject to the terms of the Plan and this Agreement, any such payment shall be made as soon as practicable after the Exercise Date. The Participant shall not be entitled to any earnings on the value of the amount payable for the period between the Exercise Date and the receipt of such payment.
7. Tax Withholding. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan or this Agreement with respect to the SARs.
8. No Rights as a Stockholder. The Participant shall have no rights of a stockholder with respect to the SARs.
9. Non-Transferable.  The SARs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. The SARs may be exercised during the lifetime of the Participant only by the Participant or by his or her guardian or legal representative; provided, that in the event of the Participant’s death, the administrator or executor of the Participant’s estate (or such other person to whom the SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution) may exercise any vested but unexercised portion of the SARs in accordance with Section 6(b). The Committee may, in its discretion, require any such transferee, guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the transferee, guardian or legal representative to exercise the SARs on behalf of the Participant.
11. Securities Law Requirements.
(a) The SARs will not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of the Plan.
(b) The SARs are subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SARs under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SARs, the SARs may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) With respect to individuals subject to Section 16 of the Exchange Act, transactions with respect to the SARs are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent that any provision of the SARs or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
12. No Obligation to Exercise. Neither the Participant nor any permissible transferee is or will be obligated by the grant of the SARs to exercise them.
13. Restrictive Covenants.
(a) Covenants Not to Compete or Solicit. During the Participant’s Service and for a period of eighteen (18) months following the termination thereof for any reason, the Participant shall not, anywhere in the Geographic Area (as defined below), other than on behalf of the Company or a Subsidiary of the Company or with the prior written consent of the Company, directly or indirectly:
(i) perform “services” (as defined below) for (in any capacity, including, without limitation, as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Exchange Act), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);
(ii) induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company or solicit the business of any customer or potential customer of the Company or a Subsidiary of the Company, whether or not the Participant had personal contact with such entity; and
(iii) solicit, encourage, hire or take any other action that is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of the Company or any Subsidiary of the Company to terminate his or her employment or relationship with the Company or any Subsidiary of the Company, other than in the discharge of his or her duties as an officer of the Company, if applicable.
For purposes of this Agreement, (A) “Geographic Area” shall mean the Participant’s country of employment and any other countries in which the Participant conducts business on behalf of the Company or a Subsidiary of the Company, (B) “services” shall mean services of the type conducted, authorized, offered, or provided by the Participant on behalf of the Company during the two (2) years prior to the termination of the Participant’s Service, and (C) “competing business purpose” shall mean the sale or provision of any marketing or printed materials, items, or other products or services that are competitive with in any manner the products or services sold or offered by the Company or a Subsidiary thereof while this Agreement is in effect.
(b) Confidentiality. The Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, employees, suppliers or customers, which shall have been obtained by the Participant during the Participant’s Service and which shall not be or become public knowledge (“Confidential Information”). During the Participant’s Service and after the termination thereof, the Participant shall not, without the prior written consent of the Company or as otherwise may be required by law or legal process (provided, that the Participant shall give the Company reasonable notice of such process, and the ability to contest it) or as may be necessary, in the Participant’s reasonable discretion, to discharge his or her duties to the Company, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it. Notwithstanding the above, this Agreement shall not prevent the Participant from revealing evidence of criminal wrongdoing to law enforcement or prohibit the Participant from divulging Confidential Information by order of court or agency of competent jurisdiction, or from making other disclosures that are protected under the provisions of law or regulation. Nothing in this Agreement prohibits the Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures, and the Participant is not required to notify the Company that the Participant has made such reports or disclosure.

The Participant acknowledges and agrees that the Company has provided the Participant with written notice below that the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), provides an immunity for the disclosure of a trade secret to report suspected violations of law and/or in an anti-retaliation lawsuit, as follows:
(1) IMMUNITY. - An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that -
(A) is made -
(i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney; and
(ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT. - An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-
(A) files any document containing the trade secret under seal; and
(B) does not disclose the trade secret, except pursuant to court order.
(c) Enforcement. The covenants contained in this Section 12 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 12 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law. If the Participant breaches any of the restrictions set forth in this Section 12 and the Company commences a legal proceeding in connection therewith, the time period applicable to each such restriction shall be tolled and extended for a period of time equal to the period of time during which the Participant is determined by a court of competent jurisdiction to be in non-compliance or breach (not to exceed the duration set forth in the applicable restriction) commencing on the date of such determination.
14. Remedies for Breach.
(a)     The Participant acknowledges and agrees that the agreements and covenants set forth in Section 12 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if the Participant breaches any of the terms of said covenants, and that in the event of the Participant’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Participant accordingly agrees that, in the event of any actual or threatened breach by the Participant of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 13 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
(b)     In addition, and not in limitation of the foregoing, in the event of the Participant’s breach of any of the covenants set forth in Section 12, (i) the SARs (whether vested or unvested) shall immediately be forfeited, and (ii) the Company shall be entitled to recover the amount received upon the exercise of the SARs.
(c)     Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor.  The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

15. Plan.  The Participant hereby acknowledges receipt of a copy of the Plan.  Notwithstanding any other provision of this Agreement, the SARs are granted pursuant to the Plan, as in effect on the date of the Agreement, and are subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant’s consent, of the SARs or of the Participant’s rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement, the SARs, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant. In the event that the terms of this Agreement conflict with the terms of the Plan, the Plan shall control.
16. No Employment Rights. No provision of this Agreement or of the SARs will give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.
17. Changes in Company’s Capital or Organizational Structure.  The existence of the SARs shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.
18. References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.
19. Governing Law; Construction.  This Agreement and the SARs will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist). Notwithstanding anything in this Agreement to the contrary, either party can seek injunctive relief in any court of competent jurisdiction. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.
20. Entire Agreement.  This Agreement, together with the Plan and any other agreements incorporated by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). Notwithstanding the foregoing, Section 12(a) hereof hereby supersedes any non-competition and/or non-solicitation provision set forth in any previous Award Agreement under the Plan between the Company and the Participant.   The Participant represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.
21. Amendment.  This Agreement may be amended as provided in the Plan.
22. Waiver; Cumulative Rights.  The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.
23. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
24. Notices.  Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, IL 60654, Attention: Corporate Secretary and (b) the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
25. Headings.  The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

26. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.
27. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
28. Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant’s or the representative’s heirs, legal representatives and successors.
29. Tax Consequences.  The Participant shall be responsible for all taxes required to be paid under applicable tax laws with respect to the SARs.
30. No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future incentive plan adopted by the Company.
31. Incentive Compensation Recoupment. Notwithstanding anything in the Plan or in this Agreement to the contrary, the SARs shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be adopted and/or amended from time to time.
[signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

INNERWORKINGS, INC.:		PARTICIPANT:

By:
Name:	Oren Azar
Title:	General Counsel

2006 Stock Incentive Plan as Amended Sept 6 2018
INWK Prospectus Sept 2018